Exhibit 10.3

LENSAR, INC.

PHANTOM STOCK PLAN

The purpose of the LENSAR, Inc. Phantom Stock Plan is to promote the long-term financial interests and growth of LENSAR, Inc., a Delaware corporation (the “Company”), by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the businesses of the Company and its subsidiaries. The Plan is effective as of December 11, 2017 (the “Effective Date”).

ARTICLE I

DEFINITIONS

1.1 “Administrator” means the Board of Directors or a committee of one or more members of the Board of Directors appointed to serve as the administrator of the Plan pursuant to Article II.

1.2 “Award” means a grant of Phantom Stock.

1.3 “Award Agreement” means an agreement entered into between the Company and a Participant evidencing the terms of Phantom Stock.

1.4 “Base Price” of an Award means the base price per share of Phantom Stock subject to such Award, if any, as determined by the Administrator and set forth in the Award Agreement.

1.5 “Board of Directors” means the Board of Directors of the Company as it may be constituted from time to time.

1.6 “Change in Control” means the first to occur of one of the following events following the Effective Date:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Parent, any of its subsidiaries, an employee benefit plan maintained by Parent or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, Parent), becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (i) the outstanding shares of common stock of the Company or (ii) the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors; or

(b) the Company (i) is party to a merger, consolidation or exchange of securities which results in Parent, or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, Parent, directly or indirectly, failing to continue to hold at least fifty percent (50%) of the combined voting power of the voting securities of the Company, the surviving entity or a parent of the surviving entity outstanding immediately after such merger, consolidation or exchange, or (ii) sells or disposes of all or substantially all of the Company’s assets (or any transaction or combination of transactions having similar effect is consummated) (other than a sale to Parent or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, Parent).

Notwithstanding the foregoing, the following events shall not constitute a “Change in Control”: (i) a transaction in which Parent or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, Parent hold, directly or indirectly, at least a majority of the voting securities in the Company, any successor corporation or its parent immediately after the transaction; (ii) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to Parent or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, Parent; (iii) an initial public offering of any of the Company’s securities; (iv) a reincorporation of the Company solely to change its jurisdiction; or (v) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

Notwithstanding the foregoing, if a Change in Control would give rise to a payment or settlement event with respect to any Award that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change in Control must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) in order to give rise to the payment or settlement event for such Award, to the extent required by Section 409A.

1.7 “Code” means the Internal Revenue Code of 1986, as amended.

1.8 “Common Stock” means the common stock of the Company, as adjusted as provided in Section 7.1.

1.9 “Consultant” means an individual who renders consulting services to the Company or a subsidiary of the Company if: (i) the individual renders bona fide services to the Company or a subsidiary of the Company; (ii) the services rendered by the individual are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the individual is a natural person.

1.10 “Director” means a member of the Board.

1.11 “Employee” means any person employed by the Company or one of its subsidiaries.

1.12 “Equity Restructuring” means, as determined by the Administrator, a stock dividend or stock split that affects the shares of Common Stock or the share price of Common Stock and causes a change in the per share value of the Common Stock.

1.13 “Fair Market Value” means, as of any determination date, the fair market value per share of the Common Stock on such date, as determined by the Administrator in good faith based on an independent third party valuation. For purposes of determining the Fair Market Value as of any determination date, the fair market value of the Company shall be based on the LENSAR Stand-Alone Value as of such date.

1.14 “Grant Date” means, with respect to an Award, the date on which such Award is granted under the Plan, as set forth in the applicable Award Agreement.

1.15 “LENSAR Stand-Alone Value” means, as of any determination date, the fair market value of the Company on such date, as determined by the Administrator based on an independent third party valuation, exclusive of any value attributable to (a) PDL Investment Holdings, LLC or (b) any tax attributes in the form of net operating losses of the Company.

1.16 “Parent” means PDL BioPharma, Inc., a Delaware corporation.

1.17 “Participant” means an Employee, Consultant or Director who has received an Award which has not been settled, cancelled or forfeited.

1.18 “Payout Value” of a share of Phantom Stock means (a) the Fair Market Value per share of the Common Stock on the applicable Settlement Date, less (b) the Base Price per share of the Phantom Stock subject to the Award, if any. The Payout Value shall be determined by the Administrator in good faith on such basis as it deems appropriate consistent with this Plan.

1.19 “Phantom Stock” means a hypothetical share of the Company representing the contractual right to receive compensation equal to the Payout Value on the Settlement Date as set forth in Article IV.

1.20 “Initial Public Offering” means the initial public offering of the Common Stock pursuant to an effective registration statement of the Company filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

1.21 “Service” means service as an Employee, Consultant or Director. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the question of whether and when a termination of Service occurred, and all questions of whether particular changes in status or leaves of absence constitute a termination of Service, provided that, unless otherwise determined by the Administrator, a termination of Service shall not be deemed to occur in the event of a termination where there is simultaneous commencement by the Participant of a relationship with the Company or a subsidiary of the Company as an Employee, Director or Consultant.

1.22 “Settlement Date” means the date set forth in the Award Agreement on which a Participant becomes entitled to payment for the Participant’s Phantom Stock.

ARTICLE II

ADMINISTRATION OF THE PLAN

2.1 Plan Administrator. The Plan will be administered by the Administrator. The Administrator may adopt its own rules of procedure, and the action of a majority of the members of the Administrator, taken at a meeting or, to the extent permitted by law, taken without a meeting by a writing signed by such majority (or by all or such greater proportion of the members thereof if required by law), shall constitute action by the Administrator. The Administrator shall have the power, authority and the discretion to administer, construe and interpret the Plan and Award Agreements, including without limitation, the discretion to determine which Employees, Consultants and Directors shall be Participants and the terms and conditions, subject to the Plan, of the individual Award Agreements. The decisions and interpretations of the Administrator with respect to any matter concerning the Plan shall be final, conclusive and binding on all parties who have an interest in the Plan. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, any Award Agreement or the Phantom Stock.

2.2 Delegation of Authority. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees. The Board may abolish any such committee at any time and re-vest in itself any previously delegated authority.

ARTICLE III

PHANTOM STOCK AUTHORIZED

The aggregate number of shares of Common Stock that may be subject to Awards of Phantom Stock under this Plan at any time shall be determined from time to time by the Administrator.

ARTICLE IV

GRANT AND VESTING AWARDS

4.1 Grant of Awards. The Administrator may, in its sole discretion, at any time and from time to time, grant Phantom Stock to any Employee, Consultant or Director and determine the number of shares Phantom Stock to be granted, the Base Price, if any, of such Phantom Stock, the vesting conditions applicable to such Phantom Stock, the settlement terms applicable to such Phantom Stock and the other terms and conditions of any such Awards. Each Award of Phantom Stock will be evidenced by an Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Administrator will approve.

4.2 Vesting of Awards. Each Award shall vest as specified by the Administrator in the applicable Award Agreement. Unless otherwise provided in an Award Agreement, as determined in the sole discretion of the Administrator, each Award shall vest on the date of a Change in Control or an Initial Public Offering, subject to and conditioned upon the Participant’s continued Service through the applicable vesting date.

ARTICLE V

SETTLEMENT OF PHANTOM STOCK

5.1 Settlement of Awards. Each vested Award shall become payable on such Settlement Date(s) as are set forth in the applicable Award Agreement, but payment of such Phantom Stock shall be subject to the terms and conditions set forth in Sections 5.2 and 5.3 below.

5.2 Settlement of Phantom Stock. Except as otherwise provided in an Award Agreement, a Participant shall be entitled to receive the Payout Value on the Settlement Date for each vested share of Phantom Stock held by the Participant on such date. Except as otherwise provided in an Award Agreement, any payment due to a Participant in accordance with this Section 5.2 shall be paid within thirty (30) days following the applicable Settlement Date; provided, however, except as otherwise provided in an Award Agreement, in the event the Settlement Date is the date of a Change in Control, the Phantom Stock shall be paid immediately prior to or upon the consummation of such Change in Control. Such payment shall be made by the Company in one of the following forms, with the form of payment to be made at the election of the Participant (which election must be made in writing by Participant and delivered to the Company at least five (5) days prior to the applicable Settlement Date or, subject to applicable law, at such other time as may be provided by the Administrator):

(a) in cash;

(b) with the consent of the Board and subject to applicable laws, in such number of shares of Common Stock as is equal to the number of vested shares of Phantom Stock to be settled on such Settlement Date; or

(c) any other valid consideration determined by the Administrator and set forth in the applicable Award Agreement.

Any such election by a Participant shall be made on such terms and conditions as are determined by the Administrator and set forth in the applicable Award Agreement or otherwise provided by the Administrator to the Participant. In the event a Participant fails to make a timely election as to the form of payment of the Phantom Stock, the Phantom Stock shall be paid in cash.

5.3 Termination of Awards. Except for the Company’s payment obligations described in Section 5.2, if any, following the Settlement Date, a Participant shall have no right to any payment or any other interest arising in connection with any Phantom Stock, and the Company and its subsidiaries shall have no further obligation with respect to such Phantom Stock.

5.4 Restrictions on Shares; Claw-Back Provisions. Any shares of Common Stock or Parent common stock acquired in respect of Awards shall be subject to such terms and conditions as the Administrator shall determine. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in the applicable Award Agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such shares, if any, shall be conditioned on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any settlement of any Award or upon the receipt or resale of any shares issued upon settlement of the Award) shall be subject to the provisions of any claw-back policy implemented by Parent or the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement. Notwithstanding the foregoing, it shall be a condition to the issuance of any Common Stock pursuant to an Award under this Plan that the Participant shall agree in writing to be bound by the terms and conditions of, and become a party to, any shareholders agreement maintained by the Company.

ARTICLE VI

AMENDMENT AND TERMINATION

The Administrator reserves the right to amend or alter, retroactively or prospectively, or suspend or terminate this Plan or any Award Agreement at any time; provided, however, that no such amendment, suspension or termination shall impair the rights and obligations under any outstanding Award, except in the case of any amendments pursuant to Section 7.1 or 7.11 hereof or with the written consent of the affected Participant. Notwithstanding the foregoing, the Administrator may amend this Plan without Participant consent to the extent such an amendment is required by law or is necessary or desirable to prevent adverse tax or accounting consequences to the Company, Parent or the Participants. The Plan shall automatically terminate when all amounts under the Plan have been paid.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1 Dilution and Other Adjustments.

(a) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, the Administrator may make such adjustments, if any, as it in its sole discretion deems necessary or appropriate in the number of shares of Common Stock with respect to which an Award held by any Participant is referenced, the Base Price, if any, of any Award, and/or the terms and conditions of outstanding Awards, such adjustments to be conclusive and binding upon all parties concerned.

(b) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in this Section 7.1, the Administrator will equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the Base Price thereof, if applicable, the grant of new Awards to Participants, and/or the making of a cash payment to Participants, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 7.1(b) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; provided that whether an adjustment is equitable shall be determined by the Administrator.

7.2 Phantom Stock Not Transferable. No Award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Phantom Stock, nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

7.3 Successors and Assigns. The Company may assign any of its rights under the Plan or any Award Agreement to single or multiple assignees, and the Plan and such Award Agreements shall inure to the benefit of the successors and assigns of the Company. Subject to the foregoing, the terms and provisions of the Plan and any Award Agreements shall be binding upon any successor to the Company (including without limitation, any acquirer), and such successor shall accordingly be liable for the payment of the Phantom Stock which become due and payable hereunder with respect to the Participants. For all purposes hereunder, references to the Company shall be deemed to include any successor thereto. Subject to the restrictions on transfer herein set forth, the Plan and any Award Agreement shall be binding upon a Participant and his or her heirs, executors, administrators, successors and assigns.

7.4 No Employment Rights. No Employee, Consultant or Director or other person will have any claim or right to be granted an Award. Neither the Plan nor any action taken hereunder shall be construed to give any Participant any right to continue in the employ or service of the Company or shall interfere with or restrict in any way the rights of the Company, which are expressly reserved, to discharge a Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and a Participant.

7.5 Taxes. All amounts payable hereunder shall be subject to applicable state, federal and local income, employment, excise and other tax withholding. The Company will have the right to deduct and/or withhold from payment of an Award any taxes required by law to be withheld from a Participant with respect to such payment. None of the Company, the Board or the Administrator makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant. Each Participant, by acceptance of an Award, is deemed to represent that the Participant has consulted with any tax consultants that he or she deems advisable in connection with the Award and that the Participant is not relying on the Company, the Administrator or any officer, Director or Employee of the Company or its subsidiaries for tax advice.

7.6 Compliance With Law. The Plan, the granting and vesting of Phantom Stock under the Plan and any payment in respect of Phantom Stock are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any equity securities that may become deliverable under the Plan (if any) shall be subject to the foregoing restrictions and the person acquiring any such equity securities shall, if requested by the Company, provide such assurances and representations as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. If the Company is unable to obtain from any regulatory commission or agency having authority over the Plan the authority which counsel for the Company deems necessary for the lawful issuance of Phantom Stock under the Plan, the Company shall be relieved from any liability for failure to issue Phantom Stock or provide for its settlement unless and until such authority is obtained. To the extent permitted by applicable law, the Plan and any Phantom Stock awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

7.7 No Stockholder Rights. A Participant will not have any dividend, voting or other rights of a shareholder by reason of a grant of an Award or settlement of an Award. No Participant or successor in interest shall be deemed to be a member of the Company or have any right to receive any securities of the Company by virtue of the Plan or any Award. Phantom Stock represents only a potential payment in cash or securities that may become payable on the terms and conditions set forth in the Plan. Awards under the Plan shall not represent actual units or other equity interests in the Company or a security interest in any of the assets held by the Company. Notwithstanding the foregoing or anything to the contrary contained herein or in any Award Agreement, if the Administrator determines that an Award or the form of payment with respect to an Award shall constitute a security of the Company, its successors, or any other entities, no such security shall be issued to any Participant unless such security is then registered under the Securities Act and applicable state securities laws or, if such security is not then so registered, the Administrator has determined that such issuance would be exempt from the registration requirements of the Securities Act and applicable state securities laws.

7.8 Governing Law. To the extent not superseded by the laws of the United States, the Plan will be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

7.9 Unfunded Status of Awards. Nothing in the Plan or any Award Agreement shall entitle a Participant to payment of any specified property or payment out of a trust fund or other security device created for the benefit of Participants. Any claim to payment which a Participant has with respect to Phantom Stock shall be only as a general creditor of the Company. The Company’s obligations under the Plan are both unfunded and unsecured and shall not be construed to cause a Participant to recognize taxable income prior to the time that a payment is actually paid to that Participant in accordance with the Plan. The liability for payment with respect to Phantom Stock is a liability of the Company alone and not of any Employee, officer, Director, member or affiliate of the Company.

7.10 Special Incentive Compensation. By acceptance of an Award hereunder, each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, life insurance, disability, severance or other employee benefit plan of the Company or any of its affiliates.

7.11 Internal Revenue Code. The payments and benefits payable under the Plan and the Awards granted hereunder are intended to be exempt from or to comply with the requirements of Section 409A of the Code. The Plan and the Awards granted hereunder will be interpreted in accordance with the foregoing intent. To the extent the payments and benefits under the Plan and the Awards granted hereunder are subject to Section 409A of the Code, the Plan and the Awards granted hereunder will be interpreted, construed and administered in a manner that satisfies the requirements of Sections

409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder. If the Administrator determines that any compensation or benefits payable under this Plan or the Awards hereunder may be or become subject to Section 409A of the Code and related Department of Treasury guidance, or any other provision of the Code purporting to govern the taxation of the Awards, the Administrator may amend this Plan or such Awards, or take such other actions as the Administrator deems necessary or appropriate, to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, or such other Code provisions, or an exemption therefrom and thereby avoid the application of penalty taxes thereunder or the inclusion of income for tax purposes prior to payment or settlement of the Awards, including, without limitation, termination of the Plan and such Awards if the Administrator determines that such action is necessary or appropriate to avoid adverse tax consequences and/or taxable income inclusion prior to payment to the Participants or the Company. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that a Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

7.12 No Limitations on Company Action. For the avoidance of doubt, neither the existence of the Plan nor any Award hereunder shall create or be deemed to create any obligation on the part of the Company to seek the consent of any Participant or any other Person in order to take any corporate action.

7.13 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

7.14 Entire Agreement. This Plan, together with any Award Agreements, contains the entire agreement of the parties relating to the subject matter hereof.

7.15 No Strict Construction. No rule of strict construction will be applied against the Company, the Administrator or any other person in the interpretation of any of the terms of the Plan, any Award or any rule or procedure established by the Administrator.

7.16 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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